SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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ENERGYTEC, INC.

(Name of Registrant as Specified in Its Charter)

Commission File Number: 0-50072

Not Applicable

(Name of Persons Filing Proxy Statement If Other Than the Registrant)

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ENERGYTEC, INC.

4965 Preston Park Boulevard, Suite 270-E

Plano, Texas 75093

ANNUAL MEETING OF SHAREHOLDERS

June 7, 2007

NOTICE OF MEETING

The annual meeting of the shareholders of Energytec, Inc., a Nevada corporation, will be held at 10:00 a.m., on June 7, 2007, at the Embassy Suites of Frisco, 7600 John Q. Hammons Dr., Frisco, Texas 75034, for the following purposes:

•	to elect five directors; and

•	to ratify the appointment by the Audit Committee of independent auditors to examine our accounts.

Shareholders at the close of business on April 13, 2007 are entitled to vote in person or by proxy at the annual meeting.

In accordance with our security procedures, all persons attending the 2007 annual meeting must present an admission card and picture identification. Please follow the advance registration instructions on the back cover of the proxy statement to obtain an admission card.

Shareholders of record may vote their shares by completing and returning the proxy card. You may revoke a proxy at any time prior to its exercise at the annual meeting of shareholders by following the instructions in the accompanying proxy statement.

Eric Brewster, Corporate Secretary

May 3, 2007

ENERGYTEC, INC.

4965 Preston Park Boulevard, Suite 270-E

Plano, Texas 75093

PROXY STATEMENT

This proxy statement is provided to shareholders of Energytec, Inc., in connection with the annual meeting of shareholders and any adjournments or postponements of the annual meeting. The annual meeting will be held at 10:00 a.m., on June 7, 2007, at the Embassy Suites of Frisco, 7600 John Q. Hammons Dr., Frisco, Texas 75034.

INFORMATION ABOUT THE MEETING AND VOTING

When were proxy materials mailed?

This proxy statement and proxy card were first mailed on or about May 3, 2007 to owners of voting shares of Energytec in connection with the solicitation of proxies by our Board of Directors for the 2007 annual meeting of shareholders in Frisco, Texas. Our annual report was sent with the proxy statement, but it is not part of the proxy statement. Proxies are solicited to give all shareholders of record at the close of business on April 13, 2007, an opportunity to vote on matters that come before the annual meeting.

What am I voting on?

The Board is soliciting your vote for:

•	election of five directors; and

•	ratification of the appointment by the Audit Committee of independent auditors.

Who is entitled to vote?

Shareholders of record at the close of business on April 13, 2007, the record date, are entitled to vote on matters that come before the meeting. Shares can be voted only if the shareholder is present in person or is represented by proxy.

How many votes do I have?

Each share of Energytec common stock that you own as of the record date entitles you to one vote. On April 13, 2007, there were 69,851,545 outstanding shares of our common stock.

How do I vote?

All shareholders may vote by mail. To vote by mail, please sign, date, and mail your proxy card in the envelope provided. If you attend the annual meeting in person, you may request a ballot when you arrive and vote at the meeting.

If you own your shares through a bank or broker, you should follow the separate instructions they provide you. Although most banks and brokers now offer telephone and Internet voting, availability and specific processes will depend on their voting arrangements.

What if I return my proxy but do not mark it to show how I am voting?

If your proxy card is signed and returned without specifying your choices, the shares will be voted as recommended by the Board.

What if other items come up at the annual meeting and I am not there to vote?

When you return a signed and dated proxy card, you give the persons specified as proxies the discretionary authority to vote on your behalf on any other matter that is properly brought before the annual meeting.

Can I change my vote?

You can change your vote by revoking your proxy at any time before it is exercised in one of three ways:

•	notify our Corporate Secretary in writing before the annual meeting that you are revoking your proxy;

•	submit another proxy with a later date; or

•	vote in person at the annual meeting.

What does it mean if I receive more than one proxy card?

Your shares are likely registered differently or are in more than one account. You should vote each of your accounts. If you mail your proxy cards, please sign, date, and return each proxy card to guarantee that all of your shares are voted. If you wish to combine your shareholder accounts in the future, you should contact our transfer agent, Atlas Stock Transfer Company, at 1-801-266-7151. Combining accounts reduces excess printing and mailing costs, resulting in savings for us that benefits you as a shareholder.

What constitutes a quorum?

The presence of the owners of a majority of the shares entitled to vote at the annual meeting constitutes a quorum. Presence may be in person or by proxy. You will be considered part of the quorum if you return a signed and dated proxy card or if you vote at the annual meeting.

Abstentions and shares voted by a broker or bank holding shares for a beneficial owner are counted as present and entitled to vote for determining a quorum.

What vote is required to approve each proposal?

Election of Directors: Each of the five director positions is voted on separately. The persons who receive the most votes for each of the five director positions will be elected. Any shares not voted (whether by abstention or otherwise) have no impact on the vote.

Ratification of Independent Auditors: This proposal requires the affirmative vote of a majority of the votes cast. Any shares not voted (whether by abstention or otherwise) have no impact on the vote.

What are the Board’s Recommendations?

The Board recommends a vote FOR election as directors of each of the persons nominated by the Board.

How were the nominees for director selected?

Each of the five nominees currently serves as a director and was approved for inclusion on our slate of directors by the Nominating Committee. The members of the Nominating Committee are Ben T. Benedum, B. Charles Spradlin, Eric Brewster, and Ed Timmons.

How do I access proxy materials on the Internet?

Shareholders can access our Notice of Annual Meeting and Proxy Statement and our 2006 Annual Report on the Internet at our website at http://www.newenergytec.com.

Where can I find more information on Energytec?

Our corporate website is http://www.newenergytec.com. We make available on this website, free of charge, access to our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, Proxy Statement on Schedule 14A and amendments to those materials filed or furnished pursuant to Section 13(a) or 15(d) of the Securities and Exchange Act of 1934 as soon as reasonably practicable after we electronically submit such material to the Securities Exchange Commission. The Commission makes available on its website, free of charge, reports, proxy and information statements, and other information regarding issuers, such as us, that file electronically with the Commission. The Commission’s website is http://www.sec.gov.

Shareholders may obtain a copy of our Annual Report on Form 10-K for the year ended December 31, 2006, free of charge, by sending a written request to: Flora Berry, Energytec, Inc., 4965 Preston Park Boulevard, Suite 270-E, Plano, Texas 75093. By written request, shareholders may obtain a copy of the exhibits to the 2006 Annual Report on Form 10-K upon payment of a reasonable fee.

How can I communicate with our Board?

Shareholders interested in communicating directly with our Board may do so by writing to: Board of Directors, Energytec, Inc., 4965 Preston Park Boulevard, Suite 270-E, Plano, Texas 75093. All such written correspondence is delivered to the director or directors to whom it is addressed or, if addressed generally to the Board, to all directors. Concerns relating to accounting, internal controls, or auditing matters are immediately forwarded to the Chief Executive Officer, Chief Financial Officer, and chairman of the Audit Committee.

It is customary for our directors to attend each annual meeting of shareholders, and we expect all of our directors will be in attendance at the 2007 annual meeting.

Where can I find a copy of Energytec’s Code of Ethics?

Energytec has adopted a Code of Ethics that applies to its Chief Executive Officer, its Chief Financial Officer and all other employees, as well as to the members of Energytec’s Board of Directors. We will provide to any person, without charge, a copy of the Code of Ethics upon written or oral request directed to Flora Berry, at Energytec, Inc., 4965 Preston Park Boulevard, Suite 270-E, Plano, Texas 75093, telephone (972) 985-6715. Further more, a copy of the Code of Ethics is accessible at our corporate website, http://www.newenergytec.com.

Where can I find a copy of Energytec’s Audit Committee Charter and Compensation Committee Charter?

The Board of directors of Energytec has formed an Audit Committee and Compensation Committee, and each of these committees has a formal charter. We make the Audit Committee Charter and Compensation Committee Charter available for your examination on our corporate website at http://www.newenergytec.com. We will provide to any person, without charge, a copy of these charters upon written or oral request directed to Flora Berry, at Energytec, Inc., 4965 Preston Park Boulevard, Suite 270-E, Plano, Texas 75093, telephone (972) 985-6715.

ELECTION OF DIRECTORS

(Proposal No. 1 on Proxy Card)

At the annual meeting, all Energytec directors will be elected to serve until the annual meeting of shareholders in the year 2008. The Board nominates for election as directors:

Ben T. Benedum	Eric Brewster	B. Charles Spradlin	Wayne Hardin	Ed Timmons

These nominees have been selected by the Board. If you do not wish your shares to be voted for particular nominees, please identify the exceptions in the manner stated on the proxy card. Directors will be elected by a plurality of the votes cast. Any shares not voted, whether by abstention or otherwise, have no impact on the vote.

Although it is anticipated that each nominee will be able to serve as a director, should any nominee become unavailable to serve, the proxies will be voted for such other person or persons as may be designated by our Board.

Each of the five director positions is voted on separately. The persons who receive the most votes for each of the five director positions will be elected. The Board of Directors recommends a vote “FOR” the election of each of the nominees listed below.

Directors and Nominees

The following table sets forth the names, ages, and positions with Energytec for each of the directors, who are also all of the nominees for election as directors at the annual meeting:

Name	Age	Position	Since
Ben T. Benedum	70	Chairman of the Board and Director	May 2002
Eric Brewster	61	Director and Secretary	Sept. 1999
B. Charles Spradlin	73	Director	May 2003
Wayne Hardin	67	Director	Feb. 2007
Ed Timmons	59	Director	Feb. 2007

All directors hold office until the next annual meeting of stockholders and until their successors are elected and qualify. The following is information on the business experience of each director.

Ben T. Benedum. Mr. Benedum has been a practicing lawyer in Oklahoma since 1965 with the firm of Benedum, Benedum and Walkley. He received a BBA degree from the University of Oklahoma and a MBA from Indiana University. He received his law degree (Juris Doctorate) in 1965 from the University of Oklahoma.

Eric Brewster. During the past five years Mr. Brewster has served in various administrative positions in the Public School District for Waxahachie, Texas, most recently as Principal. Mr. Brewster has a BME from the University of North Texas as well as graduate degrees from the University of North Texas and the University of Houston.

B. Charles Spradlin. For the past five years Mr. Spradlin has served as Senior Vice President, Oil and Gas Loan Department, Citizens Bank in Kilgore, Texas. A graduate of Oklahoma University and the University of Southern California, Mr. Spradlin holds BS and MS degrees in Petroleum Engineering. He is a registered professional engineer and a member of the Society of Petroleum Engineers.

Wayne Hardin. Mr. Hardin became the Interim President and Chief Executive Officer of Bayou City Exploration, Inc., in November 2006, and served as such until March 2007. Bayou City Exploration is a publicly held company based in Houston, Texas, engaged in the business of exploring and developing oil and gas properties primarily in East and South Texas and Western Louisiana. For over five years prior to November 2006, Mr. Hardin was self-employed as a business consultant with a focus on the energy and mineral development sectors of the economy. Mr. Hardin is a registered petroleum engineer and a lawyer licensed to practice in Texas. He is a past Chairman of the Oil Recovery Committee of the Independent Petroleum Association of America and a past member of the National Gas Survey. Mr. Hardin has a B.S. in Petroleum Engineering from Louisiana State University, a Juris Doctor from South Texas College of Law, and a P.M.D. from the Harvard Graduate School of Business.

Ed Timmons. Mr. Timmons has, for over the past twenty-five years, been the President, a director, and principal owner of Timmons Wood Products, Inc., a closely-held business located in Santa Fe Springs, California engaged in the business of manufacturing markers and other products for the land survey industry and other specialty wood products for building and construction use.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth, as of April 13, 2007, the number and percentage of the outstanding shares of common stock and warrants and options that, according to the information supplied to Energytec, were beneficially owned by (i) each person who is currently a director, (ii) each executive officer, and (iii) all current directors and executive officers as a group. To the knowledge of Energytec, there is no person who is the beneficial owner of five percent or more of the outstanding common stock. Except as otherwise indicated, the persons named in the table have sole voting and dispositive power with respect to all shares beneficially owned, subject to community property laws where applicable.

Name and Address	No. of Common Shares	Percent of Class
Ben T. Benedum First Fidelity Bank Building, Suite 200 131 East Main Street Norman, Oklahoma 73069	458,160	0.7

Eric A. Brewster (1) 217 Santa Fe Trail Waxahachie, Texas 75165	599,410	0.9

B. Charles Spradlin 301 E. Main Street Kilgore, Texas 75662	226,840	0.3

Wayne Hardin 10777 Westheimer Road, Suite 170 Houston, Texas 77042	23,818	nil

Ed Timmons 12723 Los Nietos Rd Santa Fe Springs, California 90670	304,584	0.4

Don L. Lambert (2) 4965 Preston Park Blvd., Suite 270E Plano, Texas 75093	216,140	0.3

Dorothea W. Krempein 4965 Preston Park Blvd., Suite 270E Plano, Texas 75093	-0-	nil

Paul J. Willingham 4965 Preston Park Blvd., Suite 270E Plano, Texas 75093	-0-	nil

All Directors and Executive Officers (8 Persons)	1,828,952	2.6

(1)	The number of shares includes shares subject to a power of attorney executed by Mr. Brewster’s parents that grants him voting and investment control over shares of Energytec common stock they own.

(2)	The number of shares includes 200,000 shares of Energytec common stock that vest in equal annual installments in January 2006, 2007 and 2008 under a restricted stock plan.

Section 16(a) Filing Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires officers and directors of Energytec and persons who own more than ten percent of a registered class of its equity securities to file reports of ownership and changes in their ownership on Forms 3, 4, and 5 with the Securities and Exchange Commission, and forward copies of such filings to Energytec. Based on the copies of filings received by Energytec during the most recent fiscal year, the directors, officers, and beneficial owners of more than ten percent of our equity securities have filed on a timely basis all required Forms 3, 4, and 5 and any amendments thereto.

The Board and its Committees

The Board. Ben T. Benedum, Eric Brewster, B. Charles Spradlin, Wayne Hardin, and Ed Timmons are the current directors of Energytec. A total of three meetings of the Board were held in 2006, and each of our current directors attended all of the meetings.

Nominating Committee. The Board has a separately designated Nominating Committee, and the members are Ben T. Benedum (Chairperson), B. Charles Spradlin, Eric Brewster, and Ed Timmons. The Nominating Committee is authorized to seek out and nominate for election at annual shareholder meetings persons to serve as directors of Energytec. No meetings of the Nominating Committee were held in 2006, and each of our current director-members of the committee attended all of the meetings.

Shareholders who wish to recommend a candidate for election to our Board should write to: Corporate Secretary, Energytec, Inc., 4965 Preston Park Boulevard, Suite 270-E, Plano, Texas 75093, stating in detail the qualifications of a candidate for consideration by the Nominating Committee. In considering Board candidates, the Nominating Committee seeks individuals it believes are competent and likely exercise sound judgment, as indicated by their experience and background. The Nominating Committee considers such factors as experience, education, employment history, special talents or personal attributes, anticipated participation in Board activities, and geographic and diversity factors. The process for identifying and evaluating nominees would include consideration of the recommendations and opinions of members of our Board, our executive officers, and our shareholders. There would be no difference in the process of evaluating candidates recommended by a shareholder and those recommended by other sources.

Compensation Committee. The Board has a separately designated Compensation Committee, and the members are Ben T. Benedum (Chairperson), B. Charles Spradlin, Eric Brewster, and Ed Timmons. The Compensation Committee is responsible for evaluating and recommending to the Board compensation arrangements for our executive officers and other significant employees and consultants. No meetings of the Compensation Committee were held in 2006, and each of our current director-members of the committee attended all of the meetings.

Audit Committee. The Board has a separately designated Audit Committee, and the members are B. Charles Spradlin (Chairperson), Ben T. Benedum, Wayne Hardin, and Ed Timmons. A total of three meetings of the Audit Committee were held in 2006, and each of our current director-members of the committee attended all of the meetings. As stated in its written Charter, the role of the Audit Committee is to assist the Board of Directors in its oversight on matters relating to accounting, financial reporting, internal control, auditing, and regulatory compliance activities, and other matters the Board deems appropriate. The Board has determined that B. Charles Spradlin is an “audit committee financial expert” within the meaning of Item 407(d)(5) of Regulation S-K.

Finance Committee. The Board has a separately designated Finance Committee, and the members are Eric Brewster (Chairperson), Ben T. Benedum, and B. Charles Spradlin. A total of four meetings of the Finance Committee were held in 2006, and each of our current director-members of the committee attended all of the meetings. The role of the Finance Committee is to assist the Board of Directors in developing and considering plans for financing Energytec operations, asset acquisition and disposal, joint venture and program arrangements, and budgetary matters.

Independence. The Board has determined that Messrs. Benedum, Spradlin, Hardin, and Timmons are “independent directors” under the criteria set forth in Rule 4200(15) of the Nasdaq Marketplace Rules. The Board has also determined that each of the members of the Audit Committee is “independent” under the criteria set forth in Rule 4350(d) of the Nasdaq Marketplace Rules. In evaluating independence, the Board broadly considered all relevant facts and circumstances, not merely from the standpoint of a director but also from that of persons or organizations with which a director has a relationship.

The Board has determined that Messrs. Benedum, Spradlin, and Timmons, as members of the Nominating Committee and Compensation Committee, are “independent directors” under the criteria set forth in Rule 4200(15) of the Nasdaq Marketplace Rules.

Eric Brewster, a director and member of the Nominating and Compensation Committees, may not be deemed to be “independent” under the criteria set forth in Rule 4200(15) of the Nasdaq Marketplace Rules because during most of 2006 he was the son-in-law of Frank W Cole, the former chief executive officer and chief financial officer of Energytec. However, Mr. Cole is no longer an officer of Energytec and Mr. Brewster is no longer the son-in-law of Mr. Cole, so the Board believes it is unlikely these past relationships will have a significant influence on Mr. Brewster’s future service as a director and committee member.

Audit Committee Report

The purposes of the Audit Committee are set forth in the committee’s written Charter. As provided in the Charter, the role of the committee is to assist the Board of Directors in its oversight on matters relating to accounting, financial reporting, internal control, auditing, and regulatory compliance activities, and other matters the Board deems appropriate. The Committee also selects Energytec’s independent registered public accounting firm in accordance with the provisions set out in the Charter. Management, however, is responsible for the preparation, presentation and integrity of Energytec’s financial statements, and for the procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent registered public accounting firm is responsible for planning and carrying out proper audits and reviews.

In fulfilling its responsibilities, the Audit Committee has reviewed and discussed the audited financial statements contained in the 2006 Annual Report of Energytec with management and the independent registered public accounting firm. In addition, the committee has discussed with the independent registered public accounting firm the matters required to be discussed pursuant to Statement of Auditing Standards No. 61, as modified or supplemented. The committee has also received from the independent registered public accounting firm the written statement regarding independence as required by Independence Standards Board Standard No. 1, considered whether the provision of non-audit services by the independent registered public accounting firm is compatible with maintaining the independent registered public accounting firm’s independence, and discussed with the independent registered public accounting firm its independence.

In reliance on the reviews and discussions with management and the independent registered public accounting firm referred to above, and subject to the limitations on the responsibilities and role of the Audit Committee set forth in the Charter and discussed above, the committee recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in Energytec’s 2006 Annual Report on Form 10-K for filing with the Securities and Exchange Commission.

Respectfully submitted on April 30, 2007, by the members of the Audit Committee of the Board of Directors:

B. Charles Spradlin, Chairperson
Ben T. Benedum
Wayne Hardin
Ed Timmons

Review of Transactions with Related Persons

Energytec has not adopted any policy regarding review of transactions with related persons beyond what is provided for in its bylaws. The bylaws of Energytec provide that no contract or transaction between Energytec and one or more of its directors or officers, or between Energytec and any other corporation, firm, association, or other organization in which one or more of its directors or officers are directors or officers or are financially interested, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee that authorizes or approves the contract or transaction, or because their votes are counted for such purpose, provided that:

•

the material facts as to his, her, or their relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee and noted in the minutes, and the Board of Directors or committee, in good faith, authorizes the contract or transaction in good faith by the affirmative vote of a majority of disinterested directors, even though the disinterested directors are less than a quorum;

•

the material facts as to his, her, or their relationship or interest and as to the contract or transaction are disclosed or are known to the shareholders entitled to vote thereon, and the contract or transaction is specifically approved or ratified in good faith by the majority of shares entitled to vote, counting the votes of the common or interested directors or officers; or

•	the contract or transaction is fair as to Energytec as of the time it is authorized or approved.

Certain Relationships and Related Person Transactions

Since the beginning of 2006 there were no transactions between Energytec and its directors, executive officers, or principal stockholders involving an amount in excess of $120,000 and in which any such persons have or had a direct or indirect material interest.

Director Compensation

Since the beginning of January 2004, Energytec’s directors have been compensated for attending meetings of the Board of Directors at the rate of $1,000 per meeting. Expenses incurred in attending meetings are also reimbursed. On February 22, 2007, the Board revised the compensation arrangement to provide that Directors will receive $1,000 for each Board meeting attended, $500 for each Board committee meeting attended, and reimbursement of expenses. Persons serving as chairman of a Committee will receive an additional $1,000 per year. Beginning in 2007, each Director will receive on March 1 options to purchase 100,000 shares of common stock exercisable for a term of three years at an exercise price equal to the average bid price for Energytec common stock over the five trading days prior to the grant date.

The following table summarizes the compensation paid to the non-employee directors for the year ended December 30, 2006.

Name	Fees Earned or Paid in Cash ($)	Total ($)
Ben T. Benedum	3,000	3,000
B. Charles Spradlin	3,000	3,000
Eric Brewster	3,000	3,000
Wayne Hardin (1)	—	—
Ed Timmons (1)	—	—
Frank W Cole (2)	3,000	3,000

(1)	Messrs. Hardin and Timmons became directors in February 2007 and received no compensation in 2006.

(2)	Frank W Cole was a director in 2006 and resigned in January 2007. He was Chairman of the Board, Chief Executive Officer, and Chief Financial Officer until his removal in March 2006. In 2006 Energytec filed suit against Mr. Cole seeking to recover damages for his conduct that management believes was injurious to Energytec and its stockholders. Mr. Cole has filed suit against Energytec and its management alleging breach of fiduciary duty, among other things.

RATIFICATION OF THE APPOINTMENT BY THE AUDIT

COMMITTEE OF INDEPENDENT AUDITORS

(Proposal No. 2 on Proxy Card)

The Audit Committee has selected and appointed the firm of Turner, Stone & Company, L.L.P., as the independent auditor to examine our financial statements for the year 2007. Turner, Stone & Company, L.L.P., audited our financial statements for 2006 and 2005. Our Board recommends that our shareholders vote FOR ratification of the appointment. Ratification of the appointment of Turner, Stone & Company, L.L.P., as our independent auditor requires an affirmative vote by a majority of the votes cast. Any shares not voted, whether by abstention or otherwise, have no impact on the vote. We do not expect representatives of Turner, Stone & Company, L.L.P., will attend the annual meeting.

Ratification of the selection of Turner, Stone & Company, L.L.P., is not required by our bylaws or otherwise. The Board is submitting the selection to our shareholders for ratification as a matter of good corporate practice. If the selection is not ratified, the Audit Committee will consider whether it is appropriate to select another registered public accounting firm. Even if the selection is ratified, the Audit Committee in its discretion may select a different registered public accounting firm at any time after the annual meeting if it determines such a change would be in the interests of Energytec and its shareholders.

The affirmative vote of the holders of a majority of the common shares represented at the annual meeting in person or by proxy is required to ratify the selection of Turner, Stone & Company, L.L.P. The Board of Directors recommends that you vote FOR this proposal.

Accountant Fees and Services

The aggregate fees and expenses billed by our principal accounting firm, Turner, Stone & Company, L.L.P., for fees and expenses billed during the fiscal years ended December 31, 2006 and 2005, were as follows:

	2006	2005
Audit fees	$115,902	$57,858
Audit related fees	54,641	10,820

Total audit and related fees	170,543	68,678

Other consulting fees	—	—
Tax fees	—	—

Total fees	$170,543	$68,678

The fees and expenses billed by Turner, Stone & Company, L.L.P., during the fiscal year ended December 31, 2005, included the audit of the financial statements for the years ended December 31, 2003 and 2004.

Audit related fees were for reviews of our filings on Form 10-Q for 2006 and 2005, meetings with the Audit Committee, and work required by our filing a registration statement on Form 10 in April 2005.

Each of the permitted non-audit services, if any, has been pre-approved by the Audit Committee or the Audit Committee’s Chairman pursuant to delegated authority by the Audit Committee, other than de minimus non-audit services for which the pre-approval requirements are waived in accordance with the rules and regulations of the Securities and Exchange Commission.

The Audit Committee charter provides that the Audit Committee will pre-approve audit services and non-audit services to be provided by our independent auditors before the accountant is engaged to render these services. The Audit Committee may consult with management in the decision-making process, but may not delegate this authority to management. The Audit Committee may delegate its authority to pre-approve services to one or more committee members, provided that the designees present the pre-approvals to the full committee at the next committee meeting.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Board Process

The Compensation Committee of the Board of Directors approves all compensation awards to executive officers. The Compensation Committee will review the performance and compensation of the executive officers, and following discussions with those individuals and the members of the Board of Directors and, where it deems appropriate, other advisors, will establish their compensation levels. The Chair of the Committee reports to the full board the actions of the Committee. With respect to employee equity compensation awards, the Committee will recommend awards to the full Board of Directors for discussion and approval.

General Philosophy

Through out 2006 the Board of Directors has been fully occupied with matters relating to the crisis in management resulting form the removal of the former Chief Executive Officer and Chief Financial Officer in March 2006, and the process of investigating and reviewing the past business and financial activities of Energytec and its management to determine a course of action that the Board of Directors believes could enable Energytec to put its past problems behind it and move forward to improve the business and financial condition of Energytec. The substantial time and effort required for this process in 2006 means the Compensation Committee had little reason or time to consider long term compensation issues. The focus in 2006 was short-term only on how to keep the current executive officer team engaged in dealing with difficult circumstances and conditions when the future of Energytec was uncertain at best. Although the future of Energytec is by no means assured, the Compensation Committee believes that after a year of dealing with one critical problem after another Energytec is reaching the point where it can once again consider the future and develop plans that could allow Energytec to grow and flourish. Accordingly, in 2007 the Compensation Committee will begin evaluating compensation programs and arrangements for executive officers that are designed to compensate them for their service and provide an incentive for their long-term commitment and contribution to the advancement of Energytec.

Executive Compensation

The Committee’s compensation objective is to attract and retain the best available talent while efficiently utilizing available resources. In Energytec’s difficult financial circumstances where the focus is on increasing production on its wells while reducing costs and applying capital to reduce short-term liabilities, the challenge for the Committee is stretching limited capital resources to effectively seek out and retain executives with the education, skills, and experience necessary to deal with the operational, legal, and financial issues facing Energytec. The Committee believes there are few competent and experienced executives willing to take on such a daunting task. For this reason the Committee has determined a primary goal is to keep the current management team engaged and committed to Energytec and its future. The Committee’s challenge in 2007 will be to develop packages consisting of different forms of compensation that strike a balance between limiting the amounts of cash paid out for compensation and fostering commitment to Energytec through the upside potential of deferred compensation paid in the form of equity ownership or participation. The Committee will likely consider packages to compensate employees with a complete package of compensation elements that align senior management’s compensation with the long-term interests of shareholders. The process the Committee is developing for establishing compensation consists of targeting overall compensation for each executive officer and allocating that compensation among base salary and incentive compensation.

The Committee expects it will consider levels of assured cash compensation in the form of base salary for executives that is in the lower half of the range of salaries for executives of similar experience level employed by small oil and gas companies, but at the same time promotes sound judgment in daily decision making.

The Committee does not expect to adopt in 2007 incentive cash bonuses based upon performance objectives because of the absence of a stable history of company performance on which to base meaningful performance criteria. However, performance that exceeds expectations in 2007 in the context of operations or transactions out side the normal course of business may be compensated by special cash bonuses as the Committee deems appropriate in the future.

The primary form of equity compensation consists of stock options. Beginning in 2006, the accounting treatment for stock options changed as a result of Statement of Financial Accounting Standards No. 123(R), making the accounting treatment of stock options somewhat less attractive. Nevertheless, it should be expected the Committee will evaluate and use options as a compensation tool and will evaluate opportunities to use other forms of stock and equity awards in the future.

The Committee believes that employment agreements, severance and change of control agreements are appropriate for its senior management and top executives.

The Committee will evaluate and consider perquisites for executive management as part of the total mix of compensation benefits.

Director Compensation

In the future director compensation will be is evaluated and recommended by the Committee and approved by the full Board of Directors. Energytec does pay directors who are also employees for their service as directors, so all directors are compensated similarly for their service as directors. Currently Energytec does not provide for incentive cash bonuses, defined pension benefits, deferred compensation, medical or dental benefits, or perquisites for its non-employee directors.

Summary Compensation Table

The following table sets forth certain summary information regarding the annual and long-term compensation for services in all capacities to Energytec for the prior fiscal years ended December 31, 2006, 2005, and 2004 of those persons who were (i) the principal executive officers during the last completed fiscal year (ii) the two most highly compensated executive officers as of the end of the last completed fiscal year whose total compensation exceeded $100,000, and (iii) up to two additional persons who served during 2006 as executive officers, but were not serving at the end of the year, and whose total compensation in 2006 exceeded $100,000 (collectively, the “Named Executive Officers”).

Name and Principal Position	Year	Salary($)	Bonus($)	Stock Awards($)	All Other Compensation($)	Total($)
Don L. Lambert	2006	180,000	88,795	142,001	—	410,796
President, CEO and COO	2005	120,000	60,942	142,198	—	323,140
	2004	85,000	—	—	25,000	110,000

Dorothea Krempein	2006	168,000	—	—	—	168,000
Vice Pres. and CFO	2005	147,220	14,000	—	—	161,220
	2004	—	—	—	—	—

Paul J. Willingham	2006	144,000	—	—	—	144,000
Vice Pres. and Controller	2005	126,185	12,000	—	—	138,188
	2004	—	—	—	—	—

Frank W Cole (1)	2006	45,000	—	—	7,782	52,782
CEO and CFO	2005	144,000		142,198		286,198
	2004	12,000	—	—	137,500	149,500

(1)	Frank W Cole was Chief Executive Officer and Chief Financial Officer until his removal in March 2006. In 2006 Energytec filed suit against Mr. Cole seeking to recover damages for his conduct that management believes was injurious to Energytec and its stockholders. Mr. Cole has filed suit against Energytec and its management alleging breach of fiduciary duty, among other things.

Discussion of Summary Compensation Table

At the end of December 2006, Energytec was carrying a receivable from Don Lambert, our Chief Executive Officer, on a loan that originated in 2004 prior to the time Energytec became a reporting company under the Securities Exchange Act of 1934 and prior to the time Mr. Lambert became an executive officer. On February 22, 2007, the Board of Directors approved payment of a bonus to Mr. Lambert for his service in 2006 in the amount of $88,795, paid through cancellation of all principal and interest owed by Mr. Lambert to Energytec under the 2004 loan effective December 31, 2006. Mr. Lambert is required to include this amount in his taxable income for 2006.

Equity Awards and Benefits

Energytec did not approve or issue any equity awards or benefits during the year ended December 31, 2006.

Outstanding Equity Awards

The following table sets forth certain information with respect to outstanding equity awards at December 30, 2006 with respect to the named executive officers.

Outstanding Equity Awards at Fiscal Year-End

Name and Principal Position	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares or Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares or Units or Other Rights That Have Not Vested ($)
Don Lambert, President, CEO, and COO	66,667	15,333	—	—

Nonqualified Deferred Compensation

Energytec has not adopted any nonqualified deferred compensation plans.

Compensation Committee Interlocks and Insider Participation

The current members of the Compensation Committee are Ben T. Benedum (Chairperson), B. Charles Spradlin, Eric Brewster, and Ed Timmons, and no other directors served on the Compensation Committee during 2006. No interlocking relationship exists between our board of directors or Compensation Committee and the board of directors or compensation committee of any other company, nor has any interlocking relationship existed in the past.

Report of Compensation and Benefits Committee on Executive Compensation

Ben T. Benedum is the Chairman of the Committee and B. Charles Spradlin, Eric Brewster, and Ed Timmons serve on the Compensation Committee. The Compensation was comprised solely of non-employee directors who were each a non-employee director for purposes of Rule 16b-3 of the Securities Exchange Act of 1934, and (iii) an outside director for purposes of Section 162(m) of the Internal Revenue Code.

The Compensation Committee has reviewed and discussed the “Compensation Discussion and Analysis” required by Item 402(b) of Regulation S-K with management. Based on such review and discussions, the Compensation and Benefits Committee recommended to the Board of Directors that the “Compensation Discussion and Analysis” be included in this proxy statement.

Respectfully submitted,

Ben T. Benedum, Chairman
B. Charles Spradlin
Eric Brewster
Ed Timmons

SHAREHOLDER PROPOSALS

Under our bylaws as adopted in 1999, only such business shall be conducted at the annual meeting as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be specified in the notice of meeting given at the direction of the Board of Directors, brought before the meeting at the direction of the Board of Directors, or brought before the meeting by a shareholder of record.

For business to be properly brought before the annual meeting by a shareholder, including the nomination of a director, the shareholder must have given timely notice of the nomination or matter in writing to the Secretary of Energytec. With respect to the 2007 annual meeting of shareholders, any such notice was required to be given not less than 30 days in advance of the date that we began printing the notice of the annual meeting disseminated to shareholders. With respect to the 2008 annual meeting, a shareholder’s notice must be delivered to, or mailed and received at, the principal executive offices of Energytec not less than 120 days in advance of May 3, 2008. If the date on which notice of the 2008 annual meeting is sent to shareholders changes by more than 30 days from the corresponding date in 2007, any such notice is required to be given not less than 30 days in advance of the date that we begin printing the notice of the 2008 annual meeting to be disseminated to shareholders.

A shareholder’s notice to the Secretary shall state as to each matter the shareholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of the shareholder proposing such business, (iii) the class and numbers of shares of Energytec that are beneficially owned by the shareholder, and (iv) any material interest of the shareholder in such business.

The bylaws state that no business shall be conducted at the annual meeting except in accordance with the procedures set forth above.

Shareholder proposals may be submitted for inclusion in our 2008 proxy statement after the 2007 annual meeting, but must be received no later than 5:00 p.m. CST on Monday, January 7, 2008. Proposals should be sent via registered, certified, or express mail to: Corporate Secretary, at Energytec, Inc., 4965 Preston Park Boulevard, Suite 270-E, Plano, Texas 75093.

OTHER MATTERS

As of the date of this Proxy Statement, the Board knows of no other matters that may come before the annual meeting. However, if any matters other than those referred to herein should be presented properly for consideration and action at the annual meeting, or any adjournment or postponement thereof, the proxies will be voted with respect thereto in accordance with the best judgment and in the discretion of the proxy holders.

The cost of soliciting proxies in the accompanying form is paid by us. In addition to solicitations by mail, a number of regular employees of Energytec may solicit proxies in person or by telephone.

The above notice and proxy statement are sent by order of the Board of Directors.

May 3, 2007	Don L. Lambert, President and Chief Executive Officer

ADVANCE REGISTRATION

In accordance with Energytec’s security procedures, an admission card will be required to enter the 2007 annual meeting. Please follow the advance registration instructions below and an admission card will be mailed to you. Upon arrival at the annual meeting, you will be asked to present your admission card and appropriate picture identification to enter the meeting.

Attendance at the annual meeting is limited to Energytec shareholders, members of their immediate family or their named representatives. We reserve the right to limit the number of representatives who may attend the meeting.

If you hold your Energytec shares directly with the Company and you plan to attend the annual meeting, please follow the advance registration instructions on the top portion of your proxy form, which was included in the mailing from the company.

If your Energytec shares are held for you in a brokerage, bank or other institutional account and you wish to attend the annual meeting, please send an annual meeting advance registration request containing the information listed below to:

ENERGYTEC, INC.

4965 Preston Park Boulevard, Suite 270-E

Plano, Texas 75093

Please include the following information:

•	Your name and complete mailing address

•	The name(s) of any family members who will accompany you

•	If you will be naming a representative to attend the meeting on your behalf, the name, address and phone number of that individual

•	Proof that you own Energytec shares (such as a letter from your bank or broker or a photocopy of a current brokerage or other account statement)

Admission cards will be sent to and “care of” the requesting shareholders with respect to requests for admission cards received by May 30, 2007. Admission cards on requests received after that date will be available for pick-up at the Annual Meeting. No requests for admission cards will be accepted or admission cards issued the day of the Annual Meeting.

If you have questions regarding admission to the annual meeting, please call Flora Berry at (972) 985-6715.

Attendance at Energytec’s 2007 Annual Meeting will be limited to persons presenting an admission card and picture identification. To obtain an admission card, please follow the advance registration instructions above.

Appendix—Form of Proxy

Advance Registration Form for the Energytec 2007 Annual Meeting

Attendance at the Annual Meeting of Shareholders is limited to shareholders of Energytec, member of their immediate families, or their named representatives. We reserve the right to limit the number of guests or representatives who may attend. All persons attending the 2007 annual meeting must present an admission card and picture identification.

If you plan to attend the Annual Meeting and vote in person, please detach this registration form from the proxy form where indicated below, compete the required information and return this form to Energytec, Inc., 4965 Preston Park Boulevard, Suite 270-E, Plano, Texas 75093. If you are voting by mail and want to attend the Annual Meeting, please detach this registration form from the proxy form where indicated below, compete the required information and return this form with the marked, signed, ad dated proxy form in the envelope provided.

Admission cards will be sent to and “care of” the requesting shareholders with respect to registration forms received by May 30, 2007. Admission cards on registration forms received after that date will be available for pick-up at the Annual Meeting. No registration forms will be accepted or admission cards issued the day of the Annual Meeting.

Advance Registration Information:

Name	Address

Names of family member(s) attending

I am an Energytec shareholder. The name, address and telephone number of my representative at the Annual Meeting is:

(Detach here)

Proxy Form

ENERGYTEC, INC.	4965 Preston Park Boulevard, Suite 270-E, Plano, Texas 75093

Proxy solicited on behalf of the Board of Directors for the 2007 Annual Meeting of Shareholders, June 7, 2007

The undersigned hereby appoints Ben T. Benedum and Don L. Lambert, and each of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes each of them to represent and to vote, as designated below, all the shares of common stock of Energytec, Inc. (the “Company”) held of record by the undersigned on April 13, 2007, 2007, at the Annual Meeting of Shareholders to be held on June 7, 2007, and at any adjournment or postponement thereof.

Proposal No. 1: The election of each of the following persons as directors of the Company.

(1) Ben T. Benedum	(2) Eric Brewster	(3) B. Charles Spradlin	(4) Wayne Hardin	(5) Ed Timmons

☐ For all nominees	☐ Withhold all nominees	☐ Withhold authority to vote for any individual nominee. Write number(s) of nominee(s)

Proposal No. 2: To ratify the appointment of Turner, Stone & Company, L.L.P., as the Company’s registered public accountants for 2007

☐ For	☐ Against	☐ Abstain

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is given, this proxy will be voted FOR Proposal No.’s 1 and 2. The proxies are authorized to vote the shares represented by this proxy in accordance with their judgment on any matters other than those referred to above that are properly presented for consideration and action at the Annual Meeting.

All other proxies heretofore given by the undersigned to vote shares of stock of the Company, which the undersigned would be entitled to vote if personally present at the Annual Meeting or any adjournment or postponement thereof, are hereby expressly revoked.

Dated: , 2007

Please sign it exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation or partnership, please sign in full corporate or partnership name by an authorized officer or person.

Please mark, sign, date and promptly return the proxy card using the enclosed envelope. If your address is incorrectly shown, please print changes.